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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:


                        SERVICE CORPORATION INTERNATIONAL
                 ANNOUNCES THE RESIGNATION OF JERALD L. PULLINS,
                      PRESIDENT AND CHIEF OPERATING OFFICER


HOUSTON, TEXAS, July 11, 2002 . . . Service Corporation International (NYSE:
SRV), the world's largest funeral and cemetery company, announced today that Jerald L. Pullins, President and Chief Operating Officer of SCI, has resigned to pursue personal interests. Mr. Pullins will continue working with the Company in a consulting capacity. Robert L. Waltrip, SCI's Chairman and Chief Executive
Officer, will assume Mr. Pullins' responsibilities on an interim basis until the Board of Directors elects a successor.

As of March 31, 2002, the Company and its affiliates operated 2,507 funeral service locations, 467 cemeteries and 154 crematoria and provides funeral and cemetery services in 8 countries.



For additional information contact:

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
Investor Relations:        Eric D. Tanzberger - Vice President / Investor Relations            Tel:  (713) 525-7768
                                                Assistant Corporate Controller

                           Debbie E. Fisher - Director / Investor Relations                    Tel:  (713) 525-9088

Media Relations:           Terry Hemeyer - Managing Director / Corp. Communications            Tel:  (713) 525-5497



Other Service Corporation International information and news releases are available through SCI's corporate website at: http://www.sci-corp.com.






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